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                         [PUTNAM INVESTMENTS LETTERHEAD]


                             FIRST AMENDMENT TO THE
                      BENTHOS, INC. 401(k) RETIREMENT PLAN

Benthos, Inc. (the "Employer") having heretofore adopted the Benthos, Inc. 401(k) Retirement Plan, a prototype plan document consisting of the Plan Agreement #001 and the Putnam Basic Plan Document #07 (the "Plan") effective as of July 1, 1999, pursuant to the power reserved to the Employer in Section
17.1 of the Plan, hereby amends the Plan Agreement as set forth below.

1. Subsection D. of Section 9., of the Plan Agreement is hereby amended effective July 1, 1999, by striking said subsection in its entirety and by substituting the following new paragraph in lieu thereof:

         "D. YEAR OF SERVICE MEASURING PERIOD FOR VESTING (PLAN SECTION 2.52). The periods of 12 months used for measuring Years of Service will be (check one):

              [ ]  (1)  Plan Years

              [X]  (2)  12-month Eligibility Periods

     Note: if you are adopting this Plan to replace an existing plan, employees will be credited under this Plan with all service credited to them under the plan you are replacing."


In all other respects, the Plan provisions remain in full force and effect.

IN WITNESS, WHEREOF, the Employer has caused the First Amendment to the Plan to be duly executed in its name and behalf and its corporate seal to be affixed as of the date signed below.

ATTEST:

Benthos, Inc.                                Putnam Fiduciary Trust Company

By: /s/ Francis E. Dunne, Jr.                By: /s/ Tina Campbell
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Title:  Treasurer                            Title: VP Compliance & Consulting
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Date:  9/29/99                               Date:  10/1/99
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